UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 23, 2013, Murphy Oil Corporation (the “Company”) entered into an agreement with Merrill Lynch International (the “Bank”) to effect a variable term, capped accelerated share repurchase program (the “ASR Program”) to repurchase an aggregate $250 million of the Company’s common stock. The Company will repurchase shares under the ASR Program as part of the board authorized program to repurchase up to $1 billion of the Company’s stock as previously announced on October 16, 2012. The Company had earlier repurchased an aggregate of $250 million of the Company’s common stock under a previously announced ASR program.

Under the ASR Program, on May 24, 2013, the Company will pay $250 million to the Bank, and the Bank will deliver to the Company 2,016,455 shares of the Company’s common stock (the “Initial Shares”), which represents 50% of the total notional number of shares of the Company’s common stock underlying the ASR Program (calculated based on the closing price of the Company’s common stock on May 23, 2013). The per share price paid by the Company to repurchase its common stock under the ASR Program will be subject to a cap price (which will be established during an initial hedging period beginning immediately following the delivery of the Initial Shares), less a fixed discount. Shortly following completion of such initial hedging period, if the minimum number of shares of Company common stock to be delivered by the Bank pursuant to the ASR Program, as determined by reference to the cap price, less a fixed discount, is greater than the number of Initial Shares, the Bank will deliver to the Company, for no additional payment, a number of shares of Company common stock equal to such difference.

The total aggregate number of shares of Company common stock to be repurchased pursuant to the ASR Program will generally be equal to $250 million, divided by the Rule 10b-18 volume-weighted price of the Company’s common stock, less a fixed discount, over the term of the ASR Program, subject to a minimum number of shares. The ASR Program is expected to be completed no later than approximately three months following execution, although the completion date may be accelerated. At settlement, under certain circumstances, the Company may be entitled to receive additional shares of the Company’s common stock from the Bank or, under certain limited circumstances, the Company may be required to deliver shares or make a cash payment (at its option) to the Bank.

An earlier $250 million accelerated share repurchase transaction, announced December 10, 2012, has been completed on May 23, 2013, with an additional 196,711 shares of the Company’s common stock being delivered to the Company on May 24, 2013. Including shares received earlier, the aggregate total shares of common stock received by Murphy under the now finalized December 10, 2012 ASR transaction was 4,064,261.

All shares of the Company’s common stock delivered under the ASR Programs will be immediately retired or converted to treasury shares.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Senior Vice President and Controller

Date: May 24, 2013